EXHIBIT 10.(b)

                          GUARDIAN INTERNATIONAL, INC.

                             STOCKHOLDERS AGREEMENT

            This Stockholders Agreement (this "Agreement"), dated as of October 21, 1998, is made by and among Guardian International, Inc., a Nevada corporation (the "Company"), Harold Ginsburg, Sheilah Ginsburg, Richard Ginsburg and Rhonda Ginsburg (individually, a "Ginsburg" and collectively, the "Ginsburgs") and Westar Security, Inc., a Kansas corporation ("Westar"). Each of the Ginsburgs and Westar are referred to collectively as the "Stockholders" and individually as a "Stockholder." Capitalized terms used herein and not defined in the text are defined in Section 1 hereof.

            Simultaneously with the execution hereof, Westar shall subscribe to purchase the Preferred Shares pursuant to the Stock Subscription Agreement between Westar and the Company of even date herewith (the "Subscription Agreement").

            The Company and the Stockholders desire to enter into this Agreement for the purposes, among others, of (i) establishing the composition of the Company's Board of Directors (the "Board") and certain other voting agreements,
(ii) assuring continuity in the management and ownership of the Company and
(iii) limiting the manner and terms by which the Stockholder Shares may be transferred. The execution and delivery of this Agreement is a condition to Westar's subscription for, and the Company's sale of, the Preferred Shares pursuant to the Subscription Agreement.

            NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

         1. DEFINITIONS.

            "AFFILIATE" shall have the meaning set forth in Rule 405 of the Securities Act.

            "BONA FIDE PUBLIC SALE" means any bona fide sale of Stockholder Shares (i) to the public pursuant to an effective registration statement under the Securities Act or (ii) to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 promulgated under the Securities Act.

            "BOARD" has the meaning set forth in the preamble.

            "BENEFICIAL OWNERSHIP" shall have the meaning given to it pursuant to Rule 13d-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended.

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            "CERTIFICATES OF DESIGNATIONS" means the Convertible Certificate of
Designations and the Redeemable Certificate of Designations collectively.

            "COMMITTEE" has the meaning set forth in Section 5(b).

            "COMMON STOCK" means the Company's Class A Voting Common Stock, par value $.001 per share.

            "CONVERTIBLE PREFERRED STOCK" means the Company's Series D 6.00% Convertible Cumulative Preferred Stock, $.001 par value per share, having the rights and preferences set forth in the Convertible Certificate of Designations.

            "CONVERTIBLE CERTIFICATE OF DESIGNATIONS" means the Certificate of Designations to the Articles of Incorporation of the Company dated as of October 21, 1998 defining the rights and preferences of the Convertible Preferred Stock.

            "DEFAULT EVENT" has the meaning set forth in either of the Certificates of Designation, or if the context references a particular Certificate of Designations, "Default Event" shall have the meaning set forth in the Certificate of Designations so referenced.

            "FAMILY GROUP" has the meaning set forth in Section 5(c).

            "FULLY DILUTED BASIS" means, at any date as of which the number of shares is to be determined, (a) all shares of capital stock outstanding at such date, and (b) the maximum number of shares of capital stock issuable pursuant to warrants, options or other rights to purchase or acquire (whether or not such warrants, options or other rights are then exercisable), or pursuant to securities convertible into or exchangeable (whether or not such securities are then convertible or exchangeable) for, shares of capital stock outstanding on such date (including any shares issuable pursuant to any outstanding warrants).

            "OFFER NOTICE" has the meaning set forth in Section 5(b).

            "OTHER STOCKHOLDERS" means the Stockholders other than the Transferring Stockholder.

            "PERMITTED TRANSFEREES" has the meaning forth in Section 5(c).

            "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

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            "PREFERRED SHARES" means the shares of Convertible Preferred Stock and the shares of Redeemable Preferred Stock of the Company to be sold to Westar pursuant to the terms of the Subscription Agreement.

            "PREFERRED STOCK" means any shares of any series of the class of Preferred Stock, par value $.001 per share, of the Company as such term is defined in the Certificate of Amendment to the Articles of Incorporation of the Company filed with the Secretary of the State of Nevada on November 24, 1997.

            "REDEEMABLE PREFERRED STOCK" means the Company's Series C 7.00% Redeemable Cumulative Preferred Stock, $.001 par value per share, having the rights and preferences set forth in the Redeemable Certificate of Designations.

            "REDEEMABLE CERTIFICATE OF DESIGNATIONS" means the Certificate of Designations to the Articles of Incorporation of the Company dated as of October 21, 1998 defining the rights and preferences of the Redeemable Preferred Stock.

            "SALE OF THE COMPANY" has the meaning set forth in Section 7(a).

            "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated pursuant thereto.

            "STOCKHOLDER SHARES" means (i) any Common Stock or Preferred Stock held, purchased or otherwise acquired by any Stockholder at any time, or from time to time, during the term of this Agreement, (ii) any Common Stock issued or issuable directly or indirectly upon conversion of Preferred Stock, and (iii) any Common Stock or Preferred Stock issued or issuable as a dividend or distribution on, or otherwise with respect to, the securities referred to in clauses (i) or (ii) above. For purposes of this Agreement, any Person who holds Convertible Preferred Stock shall be deemed to be the holder of the Stockholder Shares issuable directly or indirectly upon conversion of the Preferred Stock in connection with the transfer thereof or otherwise and regardless of any restriction or limitation on the conversion thereof.

            "STOCKHOLDERS" has the meaning set forth in the preamble.

            "SUBSCRIPTION AGREEMENT" has the meaning set forth in the preamble.

            "TRANSFER" means a sale, transfer, assignment, pledge, hypothecation, gift, placement in trust (voting or otherwise) or transfer by operation of law of, creation of a security interest in or lien on, or any other encumbering or disposal (directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily) of, Stockholder Shares or any interest therein.

            "TRANSFERRING STOCKHOLDER" has the meaning set forth in Section
5(b).

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            "VOTING SECURITIES" means any securities of the Company, or securities which are convertible into or exchangeable for securities of the Company (whether or not such securities are then convertible or exchangeable), which may be entitled to vote on any matter to be presented to the stockholders of the Company, whether pursuant to the articles of incorporation of the Company or any amendment or certificate of designations thereto, the bylaws of the Company, or by state corporate statute or the rules and regulations promulgated pursuant thereto.

         2. BOARD OF DIRECTORS.

            1. COMPOSITION OF THE BOARD.

               1. From and after the date of conversion of the Convertible Preferred Stock into Common Stock pursuant to the terms of the Convertible Certificate of Designations (the "Conversion"), and prior to the date of Conversion, if the holders of Series D Preferred Stock may exercise a special voting right pursuant to Section V(b) of the Convertible Certificate of Designations, each Stockholder shall vote all of its Stockholder Shares which are Voting Securities and any other Voting Securities of the Company over which such Stockholder has voting control and shall take all other necessary or desirable actions within its control (including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary or desirable actions within its control (including, without limitation, calling special Board and stockholder meetings), so that, subject to the remainder of this Section 2:

                  (1) The authorized number of directors on the Board shall be no more than seven (7), and

                  (2)  The following shall govern the composition of the Board:

                  (1) not less than three (3) representatives nominated by the Ginsburgs, acting as a group, shall be elected to the Board, who shall initially be Richard Ginsburg and two additional representatives to be nominated by the Ginsburgs; and

                  (2) not less than two (2) representatives who shall not be officers or employees of the Company or its Affiliates or of Westar or its Affiliates or related by blood or marriage to or affiliated with any of the Ginsburgs (each an "Independent Director") shall be nominated mutually by the Stockholders and elected to the Board; and

                  (3) a number of directors, determined from time to time, which shall be equal to the lesser of (i) the whole number (in accordance with standard rounding conventions) nearest to the product of (A) Westar's fully diluted ownership


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                       percentage and (B) the number of authorized seats on the
                       Board of Directors; and (ii) two (2), shall be nominated by Westar and elected to the Board;

PROVIDED, HOWEVER, that (i) in the event that the aggregate Stockholder Shares owned by all of the Ginsburgs decreases to less than 2,000,000 shares of Common Stock but more than or equal to 1,250,000 shares of Common Stock, then the Ginsburgs shall have the right to nominate two (2) representatives; (ii) in the event that the aggregate Stockholder Shares owned by all of the Ginsburgs decreases to less than 1,250,000 but more than or equal to 500,000 shares of Common Stock, then the Ginsburgs shall have the right to nominate one (1) representative, and (iii) in the event that the aggregate Stockholder Shares owned by all of the Ginsburgs decreases to less than 500,000 shares of Common Stock, then the Ginsburgs shall have no nomination rights. In the event that nomination rights are forfeited in accordance with the immediately preceding proviso, such board seats shall be filled by Independent Directors nominated mutually by the Stockholders.

                  2. Any committees of the Board shall be created and the
            composition thereof determined only upon the approval of not less than one Ginsburg nominee and one Independent Director.

                  3. The removal from the Board (with or without cause) of any representative nominated hereunder shall be at the written request of the Person nominating such representative, but only upon such written request and under no other circumstances, subject to applicable law and the Company's bylaws.

                  4. In the event that any representative nominated hereunder resigns, is removed or otherwise ceases to serve as a member of the Board during his term of office, the resulting vacancy on the Board shall be filled by a representative nominated by the Person nominating such representative as provided hereunder.

                  5. No transferee of Stockholder Shares (including Common Stock issued upon Conversion), other than Permitted Transferees, shall, after consummation of the Transfer of Stockholder Shares to such transferee, have any of the nomination rights set forth in Section 2(a)(i)(2), but all transferees (other than a transferee pursuant to a Bona Fide Public Sale) shall be subject to the voting agreement contained in Section 2(a)(i).

                  6. The Company agrees to include each such designated nominee to be added to or retained on the Board pursuant to this Agreement in the slate of nominees recommended by the Board to the Company's stockholders for election as directors and shall use its best efforts to cause the election or reelection of each such nominee to the Board, including soliciting proxies in favor of the election of such persons

         2. LIMITATIONS ON BOARD COMPOSITION. The provisions contained in
Section 2(a) are subject in their entirety to the terms of the Preferred Stock contained in the Certificates


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of Designations, and the election of directors to the Board shall be subject at all times to applicable law.

            3. BOARD EXPENSES. The Company shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board and any committee thereof, and each Board member shall otherwise be compensated as determined from time to time by the Board. The Company shall use its best efforts to obtain and to maintain directors and officers indemnity insurance coverage at a commercially reasonable price, and the Company's articles of incorporation and bylaws shall provide for indemnification and exculpation of directors to the fullest extent permitted under applicable law.

            4. WRITTEN CONSENT. Each director entitled to vote at a meeting of the Board or to express consent or dissent to corporate action in writing without a meeting may authorize another director to act for him or her by proxy, but no such proxy shall be noted or acted upon after six months from its date or if such proxy is not permitted by applicable law.

         3. REPRESENTATIONS, WARRANTIES AND COVENANTS. Each Stockholder represents, warrants and agrees that (i) such Stockholder is the record owner of the number of Stockholder Shares set forth opposite its name on the Schedule A attached hereto, (ii) this Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, liquidation, moratorium, receivership, conservatorship, readjustment of debts, fraudulent conveyance or other laws affecting the enforcement of creditors' rights generally and limitations on the availability of equitable remedies, (iii) such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement, and (iv) no holder of Stockholder Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

         4. LIMITATION ON OWNERSHIP. For a period commencing on the date hereof and ending on the earlier of (a) the fifth anniversary hereof, (b) the occurrence of a Default Event, (c) a Sale of the Company, and (d) the date of a third party offer which could result in the Sale of the Company to a third party or an unsolicited tender offer or proxy contest for control of the Company by a third party, Westar agrees to limit its Beneficial Ownership of Voting Securities of the Company and agrees to cause its Affiliates and any Affiliates of Western Resources, Inc., a Kansas corporation, or Protection One, Inc., a Delaware corporation (collectively, Westar, Western Resources, Inc., Protection One, Inc., and such Affiliates are hereinafter referred to in this Section 4 as the "Restricted Group"), to limit their Beneficial Ownership of Voting Securities of the Company so that at no time does any member of the Restricted Group, or any combination of members of the Restricted Group, have direct or indirect Beneficial Ownership of in excess of 45% of the Voting Securities of the Company outstanding at any time on a Fully Diluted Basis, unless such member or members of the Restricted Group receive the prior written consent of a committee of the Board consisting of at least two Independent Directors to exceed that limit. Solely for the purposes of this Section 4, the term "Affiliate" shall not include David C. Wittig and Douglas T. Lake.

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         5. RESTRICTIONS ON TRANSFER OF STOCKHOLDER SHARES.

            1. TRANSFER OF STOCKHOLDER SHARES. No Stockholder shall, directly or indirectly, effect or facilitate a Transfer of any interest in its Stockholder Shares, except in compliance with all of the provisions of this Section 5 or pursuant to a Bona Fide Public Sale.

            2. FIRST OFFER RIGHT.

               1. FIRST OFFER RIGHT OF THE COMPANY.

                  (1) At least 45 days prior to making any Transfer of any
            Stockholder Shares (other than pursuant to a Bona Fide Public Sale) (the "Election Period"), the transferring Stockholder (the "Transferring Stockholder") shall deliver a written notice (an "Offer Notice") to a committee of the Board comprised of at least two Independent Directors (the "Committee") and the Other Stockholders. The Offer Notice shall disclose in reasonable detail the proposed number of Stockholder Shares to be transferred, the proposed terms and conditions of the Transfer and the identity of the prospective transferee(s) (if known).

                  (2) The Company may, by recommendation of the Committee, elect to purchase all, but not less than all, of the Stockholder Shares specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election (the "Company Election Notice") to the Transferring Stockholder and the Other Stockholders as soon as practical but in any event within 15 days after the delivery of the Offer Notice.

               2. FIRST OFFER RIGHT OF THE OTHER STOCKHOLDERS.

                  (1) If the Company has not elected to purchase the Stockholder
            Shares within such 15-day period, each of the Other Stockholders may elect to purchase all or any portion of its pro rata share (based on the number of Stockholder Shares held by such Person on a Fully Diluted Basis) of the Stockholder Shares specified in the Offer Notice for a price not less than 105% of the price, and on the terms, contained in the Offer Notice by delivering written notice of such election to the Transferring Stockholder (the "Stockholder Election Notice") as soon as practical but in any event before the expiration of the Election Period; provided, however, that the Transferring Stockholder shall not be required to sell any of the Stockholder Shares specified in the Offer Notice to any Other Stockholders unless all such offered Shares are elected to be purchased in the Stockholder Election Notice.

                  (2) If the Company or any of the Other Stockholders have
            elected to purchase the Stockholder Shares offered in the Offer Notice from the

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            Transferring Stockholder, the Transfer of such shares shall be consummated as soon as practicable after the delivery of the Company Election Notice or the Stockholder Election Notice, as the case may be, to the Transferring Stockholder, but in any event within 30 days after the expiration of the Election Period.

               3. TRANSFER TO THIRD PARTIES.

                  (1) If the Company and the Other Stockholders have not elected to purchase all of such Stockholder Shares being offered, the Transferring Stockholder may, within 120 days after the expiration of the Election Period, Transfer all such Stockholder Shares to one or more third parties at a price not less than 110% of the price set forth in the Offer Notice and on other terms no more favorable to the transferees thereof than offered to the Company and the Other Stockholders in the Offer Notice.

                  (2) Any Stockholder Shares not transferred within such 120-day period shall be re-offered to the Company and the Other Stockholders under this Section 5(b) prior to any subsequent Transfer.

               4. The purchase price specified in any Offer Notice shall be payable solely in cash at the closing of the transaction or, if provided in the Offer Notice, in installments over time.

            3. PERMITTED TRANSFERS. The transfer restrictions set forth in this
Section 5 shall not apply with respect to any Transfer of Stockholder Shares by any Stockholder (i) in the case of the Ginsburgs, pursuant to applicable laws of descent and distribution or among the Ginsburgs' Family Group, or (ii) in the case of Westar, to an Affiliate as defined in this Section 5(c) (collectively referred to herein as "Permitted Transferees"). Except as expressly provided in this Agreement to the contrary, all rights and restrictions contained in this Agreement shall continue to be applicable to the Stockholder Shares after any Transfer to a Permitted Transferee. Any Permitted Transferee of such Stockholder Shares shall agree in writing to be bound by all of the provisions of this Agreement and shall have submitted to the Company such evidence as the Company may reasonably request to demonstrate that such Person is a Permitted Transferee. "Family Group" means an individual's spouse and descendants (whether natural or adopted) and spouses of descendants and any trust, family limited partnership or similar entity solely for the benefit of the individual and/or the individual's spouse and/or descendants and/or spouses of their descendants, and Darius G. Nevin for so long as he is an employee of the Company. For purposes of this Section 5(c), "Affiliate" of Westar means each Person as to which Westar, directly or indirectly, (i) owns or controls 50% or more of the aggregate capital stock, partnership interests or other equity interests, or
(ii) any Person which controls, is controlled by or is under common control with Westar.

         6. PREEMPTIVE RIGHTS.



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             1. If after Conversion, the Company authorizes the issuance or sale of any equity securities (other than (i) as a dividend on the outstanding Common Stock or Preferred Stock, or (ii) upon conversion of outstanding Preferred
Stock) to any Person and if, and only if, such issuance or sale (individually or in the aggregate) would, after giving effect to any anti-dilution adjustments with respect to, and as contained in the terms of, any such options, warrants or convertible securities, reduce Westar's ownership percentage of Common Stock of the Company to less than 25% of the outstanding Common Stock as of the date or dates of such authorization on a Fully Diluted Basis, the Company shall first offer to sell to Westar a portion of such equity securities equal to the quotient determined by dividing (a) the number of shares of Common Stock held by Westar on a Fully Diluted Basis by (b) the total number of shares of outstanding Common Stock on a Fully Diluted Basis by giving 30 days' prior written notice to Westar (the "Offering Period"). Westar shall be entitled to purchase such equity securities for the same price and on the same terms as such equity securities are to be offered to such Person. The purchase price for all equity securities offered to Westar shall be payable in cash by wire transfer of immediately available funds.

             2. To exercise its purchase rights hereunder, Westar must within 15 days after receipt of written notice from the Company describing in reasonable detail the equity securities being offered, the purchase price thereof, the payment terms and Westar's percentage allotment, deliver a written notice to the Company describing its election hereunder.

             3. Upon the expiration of the Offering Period described in Section 6(a), the Company shall be entitled to sell such equity securities which Westar has not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to Westar. Any equity securities offered or sold by the Company to any other Person after such 90-day period must be re-offered to Westar pursuant to the terms of this Section 6(c).

         7. SALE OF THE COMPANY.

            1. If a Committee shall approve a cash sale of all or substantially all of the Company's assets determined on a consolidated basis or a cash sale of all of the Company's outstanding capital stock to any other person or entity (collectively, a "Sale of the Company"), Westar shall either (i) vote all of its Voting Securities for, consent to and raise no objections against, such Sale of the Company or (ii) purchase, or cause an Affiliate to purchase, the shares of outstanding Common Stock it does not then own on substantially the same terms and conditions as approved by the Committee in connection with the Sale of the Company. Westar shall have 30 days from the date of notice from the Committee of approval of any such Sale of the Company to agree to such purchase. If the Sale of Company is structured as a sale of stock, each Stockholder shall agree to sell all of its shares of capital stock of the Company and rights to acquire shares of capital stock of the Company on the terms and conditions approved by the Committee. Each Stockholder shall take all necessary or desirable actions in connection with the consummation of the Sale of the Company as reasonably requested by the Company.

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            2. The obligations of the Stockholders with respect to the Sale of the Company are subject to the satisfaction of the following conditions:

               1. If any holders of a class of the Company's capital stock are given an option as to the form and amount of consideration to be received, each holder of such class of capital stock shall be given the same option; and

               2. Each holder of then currently exercisable rights to acquire shares of a class of the Company's capital stock shall be given an opportunity to either

                   (1) exercise such rights prior to the consummation of the
            Sale of the Company and participate in such sale as holders of such class of capital stock, or

                   (2) upon the consummation of the Sale of the Company, receive in exchange for such rights consideration equal to the amount determined by multiplying (a) the same amount of consideration per share of the Company's capital stock received by holders of such class of capital stock in connection with the Sale of the Company less the exercise price per share of such capital stock of such rights to acquire such class of capital stock by (b) the number of shares of such class of capital stock represented by such rights.

               3. The Stockholders shall not be required to make any unqualified representations or warranties to any Person in connection with such sale, except as to (i) good title to the stock being sold, (ii) the absence of encumbrances with respect to the Stock being sold, (iii) the valid existence and good standing of the Stockholder (if applicable),
         (iv) the authority for, and validity and binding effect of (as against such Stockholder), any agreement entered into by such Stockholder in connection with such sale, (v) all required material consents to such Stockholder's sale and material governmental approvals having been obtained (excluding any securities laws) and (vi) the fact that no broker's commission is payable by the such Stockholder as result of Stockholder's conduct in connection with the sale, if applicable; and

            3. A Stockholder shall not be required to provide any indemnification in connection with such sale except indemnification for breach of the representations and warranties made by it pursuant to Section 7(b)(iii).

         8. LEGEND. Each certificate evidencing Stockholder Shares or securities convertible into Stockholder Shares and each certificate issued in exchange for or upon the Transfer of any such securities shall be stamped or otherwise imprinted with a legend in substantially the following form:

            The securities represented by this certificate are subject to voting obligations, transfer restrictions and other provisions set forth in a Stockholders Agreement dated as of October 21, 1998, among the


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            issuer of such securities (the "Company") and certain of the
            Company's stockholders, as amended and modified from time to time. A copy of such Stockholders Agreement shall be furnished without charge by the Company to the holder hereof upon written request to the Company at its principal executive office.

The Company shall imprint such legend on certificates evidencing Stockholder Shares and securities convertible into Stockholder Shares outstanding as of the date hereof. The legend set forth above shall be removed from the certificates evidencing any Stockholder Shares upon termination of this Agreement in accordance with Section 10.

          9. TRANSFERS IN VIOLATION OF AGREEMENT; EFFECT OF TRANSFER. A Stockholder shall not Transfer any Stockholder Shares to any Person unless and until the prospective transferee has agreed to be bound by this Agreement and to execute and deliver to the Company and the Other Stockholders a counterpart of this Agreement. Any Transfer or attempted Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose. Except as otherwise expressly provided herein, any transferee of Stockholder Shares (other than a transferee pursuant to a Bona Fide Public Sale) shall take such Stockholder Shares subject to the terms and provisions of this Agreement, and such Stockholder Shares shall remain Stockholder Shares in the hands of such transferee. Notwithstanding any provision contained herein to the contrary, Stockholder Shares transferred by any of the Ginsburgs to either David C. Wittig or Douglas T. Lake shall not be subject to this Agreement.

         10. TERMINATION. Notwithstanding anything to the contrary contained herein,

             1. This Agreement shall terminate automatically and be of no further force or effect upon the fifteenth anniversary of the date hereof unless extended by the parties hereto in accordance with applicable law.

             2. This Agreement shall terminate and be of no further force or effect (i) upon a Sale of the Company, or (ii) upon the consummation of a Bona Fide Public Sale with respect to the Stockholder Shares sold in such Bona Fide Public Sale.

             3. This Agreement shall terminate and be of no further force and effect upon the earlier to occur of the following events: (i) the date upon which Westar ceases to have Beneficial Ownership of 10% or more of the outstanding equity securities of the Company on a Fully Diluted Basis; and (ii) the date upon which the Ginsburgs, as a group, cease to have Beneficial Ownership of 500,000 or more shares of Common Stock.

         11. NEGATIVE COVENANTS. Without the prior approval of Westar, the Company will not so long as Preferred Shares are outstanding: (a) authorize or issue any equity securities equal to or senior as to dividends or upon liquidation to the Preferred Stock; or (b) authorize or make any dividends or other distributions to the holders of Common Stock. Without the prior approval of


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Westar, the Company will not, so long as Westar or its Affiliates own or control at least 10% of the outstanding equity securities of the Company, issue any equity security senior to the Common Stock.

         12. SPECIAL VOTING RIGHT. A holder of Convertible Preferred Stock exercising the special voting rights set forth in Section V(b) of the Convertible Certificate of Designations is subject to all of the terms and conditions of this Agreement except Section 7 hereof.

         13. MISCELLANEOUS.

             1. AMENDMENT AND WAIVER. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company and the Stockholders. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

             2. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. In the event any provision of this Agreement shall be held invalid, the parties agree to enter into such further agreements as may be necessary in order to carry out the intent and purposes of the parties herein.

             3. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

             4. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders (including Permitted Transferees) and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them, so long as they hold Stockholder Shares; PROVIDED, HOWEVER, that the rights of Westar set forth in Section 6 (Preemptive Rights) shall not be assignable or Transferable (whether in connection with the Transfer of Westar's Stockholder Shares or otherwise) other than to an Affiliate of Westar in connection with the Transfer of Westar's Stockholder Shares, and any assignment of such rights other than pursuant to the terms of this section shall be null and void.

             5. REMEDIES. The Company and the Stockholders shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that the Company or any Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

             6. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if hand delivered or sent by first class registered or certified mail (return receipt requested), postage prepaid, to the respective addresses of Westar and the Company set forth below, unless subsequently changed by written notice. Any notice shall be deemed to be effective when it is received.

                     To Westar:       Westar Security, Inc.
                                      6225 N. State Hwy 161, Ste. 400
                                      Irving, Texas 75038
                                      Attention: Chief Financial Officer
                                      Phone: 972-916-6044
                                      Fax: 972-916-6698
                                      With a copy to:

                                      Renee T. Kingsley, Esq.
                                      Protection One, Inc.
                                      6225 N. State Hwy 161, Ste. 400
                                      Irving, Texas 75038
                                      Phone: 972-916-6142
                                      Fax: 972-916-6699

                     To the Company:  Guardian International, Inc.
                                      3880 North 28th Terrace
                                      Hollywood, Florida 33020-1118
                                      Attention:  Richard Ginsburg, President
                                      Phone:  954-926-5200
                                      Fax:  954-926-1822

                                      With a copy to:

                                      Harvey Goldman, Esq.
                                      Steel Hector & Davis LLP
                                      200 South Biscayne Boulevard
                                      41st Floor
                                      Miami, FL  33131-2398

                                      Phone:  305-577-7011
                                      Fax:  305-577-7001

             7. VISITATION RIGHTS. The Stockholders may, during normal business hours, at the Stockholders' expense, and upon reasonable prior notice to a member of the senior management of the Company (i) visit and inspect the properties of the Company and its subsidiaries, (ii) examine and copy their books of record and account, and (iii) discuss their affairs, finances and accounts with its officers, employees and independent public accountants, subject, in each case, to any confidentiality agreements to which the Company is a party; PROVIDED, however, that no such visit, inspection, examination or discussion shall unreasonably disrupt normal operations of the Company and PROVIDED, however, that such Stockholder will hold, and will cause its affiliates, representatives and advisors to hold, in strict confidence, all confidential documents and information (the "Information") provided by the Company, its officers, employees and independent public accountants, and will not release or disclose the Information to any other Person except to any Person who such Stockholder demonstrates has a need to know such Information, except that the Stockholder will have no obligation to protect any portion of the Information which is (i) publicly available, (ii) previously known to the receiving party without an obligation to keep it confidential or (iii) is required to be disclosed by law, rule, regulation or as a result of any legal process.

             8. AMENDMENT TO ARTICLES AND BY-LAWS. The Stockholders shall not vote to amend the Articles of Incorporation of the Company, nor shall the Company amend its by-laws in any manner which conflicts with the provisions of this Agreement.

             9. GOVERNING LAW. All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Florida, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

             10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

             11. PREVAILING PARTY. If a party commences an action against another party to interpret or enforce any of the terms of this Agreement or exhibits hereto or as a result of a breach by another party of any terms hereof or of the exhibits, the non-prevailing (or defaulting) party shall pay to the prevailing party reasonable attorneys' fees, costs and expenses incurred in connection with the prosecution or defense of such action (including at any appellate level).

             12. BUSINESS DAYS. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the states of Florida, Kansas, Texas, Nevada or New York the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

             13. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

             14. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

             15. TERMINATION OF STOCKHOLDERS AGREEMENT. The parties hereto agree that the Stockholders Agreement dated as of October 21, 1997 by and among the parties hereto is hereby terminated and of no further force and effect as of the date first written above and that no party thereto shall have any rights or obligations thereunder.

                                    * * * * *

             IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                          GUARDIAN INTERNATIONAL, INC.

                          By:/s/ Richard Ginsburg
                             ---------------------------------------
                               Richard Ginsburg, President and Chief
                               Executive Officer


                          /s/ Harold Ginsburg
                          ------------------------------------------
                          Harold Ginsburg


                          /s/ Sheilah Ginsburg
                          ------------------------------------------
                          Sheilah Ginsburg


                          /s/ Richard Ginsburg
                          ------------------------------------------
                          Richard Ginsburg


                          /s/ Rhonda Ginsburg
                          ------------------------------------------

                          Rhonda Ginsburg



                          WESTAR SECURITY, INC.

                          By:/s/ John W. Hesse
                          ------------------------------------------
                          Name: John W. Hesse
                          Title:____________________________________

                                   SCHEDULE A

                         SCHEDULE OF STOCKHOLDER SHARES

--------------------------------------------------------------------------------
NAME                          NUMBER OF SHARES AND CLASS OF CAPITAL STOCK
--------------------------------------------------------------------------------
Harold Ginsburg                           1,003,533 shares
--------------------------------------------------------------------------------
Sheilah Ginsburg                            903,533 shares
--------------------------------------------------------------------------------
Richard Ginsburg                            629,246 shares
--------------------------------------------------------------------------------
Rhonda Ginsburg                             629,245 shares
--------------------------------------------------------------------------------
Westar Security, Inc.         Preferred Stock Series C: 16,397 shares
                              Preferred Stock Series D: 10,000 shares
--------------------------------------------------------------------------------